MGT Capital Reports Third Quarter Results

Company Management to Hold Investor Conference Call on November 19th

DURHAM, NC, November 15, 2019 /PRNewswire/ — MGT Capital Investments, Inc. (OTCQB: MGTI) yesterday filed its Form 10-Q quarterly report with the Securities and Exchange Commission for the period ended September 30, 2019. The complete filing can be accessed via the Company’s website or at www.sec.gov.

Additionally, the Company announced it will hold an investor conference call on Tuesday November 19, 2019 at 9:00 AM EST. Participants should call either (800) 791-4813 or (785) 424-1102 and use passcode 96388. Stockholders or prospective investors are welcome to submit questions by either emailing ir@mgtci.com or using the form on the Company’s website, prior to 5:00 PM EST on Monday November 18, 2019.

About MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (OTCQB: MGTI) is a U.S.- based Bitcoin miner with operations at an owned facility in Georgia and two hosted facilities. The Company continues construction in Georgia to pursue expansion with low cost power.

For more information on the Company, please visit: https://mgtci.com

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the crypto mining industry; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow and execute its business strategy; volatility in the Bitcoin market; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission. MGT Capital Investments, Inc. provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

Investor and Media Contact:

Robert Lowrey

Chief Financial Officer

rlowrey@mgtci.com

919-378-1788